Exhibit 10.6

Execution Version

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of July 10, 2026 (as it may from time to time be amended, this “Agreement”), is entered into by and between Samos Energy Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co. (the “Subscriber”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit (the “Units”) consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (the “Warrants”) as set forth in the Company’s registration statement on Form S-1 (File No. 333-296771) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Each whole warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per share. The Subscriber has agreed to purchase 2,000,000 warrants in a private placement that will close simultaneously with the closing of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Subscriber.

B. Purchase and Sale of the Private Placement Warrants.

(i) Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Subscriber and the Company (the “Closing Date”), the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, the number of Private Placement Warrants set forth opposite the Subscriber’s name on Exhibit A to this Agreement at a price of $1.00 per warrant for an aggregate purchase price of $2,000,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by the Subscriber of the Purchase Price set forth opposite the Subscriber’s name on Exhibit A to this Agreement by wire transfer of immediately available funds to the Company, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Subscriber’s name to the Subscriber, or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) The Private Placement Warrants shall be substantially identical to the Warrants sold in the Public Offering, except that, among other things, the Private Placement Warrants (i) will be subject to the transfer restrictions described in Section 7 of this Agreement, (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradeable only after certain conditions are met or the resale of the Private Placement Warrants is registered under the Securities Act and (iii) may not be exercisable after the fifth anniversary of the effective date of the Company’s initial Registration Statement in accordance with FINRA Rule 5110(g)(8).

(ii) Each Private Placement Warrant shall have the terms set forth in a Private Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”).

(iii) At the time of the closing of the Public Offering, the Company and the Subscriber shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Subscriber relating to the Private Placement Warrants, including the Ordinary Shares issuable upon exercise of the Private Placement Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Subscriber to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Subscriber (which representations and warranties shall survive the Closing Date) that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Ordinary Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, the “Memorandum and Articles”), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Memorandum and Articles, and upon registration in the Company’s register of members, the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Warrants, the Ordinary Shares issuable upon exercise of the underlying Private Placement Warrants, shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Memorandum and Articles, and upon registration in the Company’s register of members, the Subscriber will have good title to the Private Placement Warrants purchased by the Subscriber and the Ordinary Shares issuable upon exercise of the Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Subscriber. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Subscriber, the Subscriber hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Organization and Requisite Authority. The Subscriber possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Subscriber, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Subscriber of this Agreement and the fulfillment of and compliance with the terms hereof by the Subscriber does not and shall not as of the Closing Date conflict with or result in a breach by the Subscriber of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Subscriber is subject.

C. Investment Representations.

(i) The Subscriber is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”), for the Subscriber’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Subscriber is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(iii) The Subscriber understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations and warranties of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire such Securities.

(iv) The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Subscriber has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Subscriber. The Subscriber has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Subscriber understands that its investment in the Securities involves a high degree of risk and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Subscriber nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Subscriber understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder and (c) Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions of Securities prior to a business combination and may not be available for resale transactions of Securities after a business combination.

(viii) The Subscriber has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Subscriber has adequate means of providing for the Subscriber’s current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Subscriber can afford a complete loss of the Subscriber’s investment in the Securities.

Section 4. Conditions of the Subscriber’s Obligations. The obligations of the Subscriber to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Subscriber.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Subscriber under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Subscriber contained in Section 3 hereof shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Subscriber shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Subscriber on or before the Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Legends. The Private Placement Warrants and the underlying Ordinary Shares will bear the following legend.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT BY AND AMONG SAMOS ENERGY ACQUISITION CORPORATION (THE “COMPANY”) AND CANTOR FITZGERALD & CO.

SECURITIES EVIDENCED HEREBY SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT EXECUTED BY THE COMPANY.”

B. The Private Placement Warrants will bear the legend set forth in [Exhibit B] of the Warrant Agreement.

Section 7. Transfer Restrictions

A. Subject to the exceptions set forth herein, the Subscriber agrees not to transfer, assign or sell any Private Placement Warrants or the Ordinary Shares issuable upon exercise of the Private Placement Warrants until thirty (30) days after the completion of a business combination.

B. Notwithstanding the provisions set forth in Section 7.A, transfers of the Private Placement Warrants or the Ordinary Shares issuable upon exercise of the Private Placement Warrants that are held by the Subscriber or any of its permitted transferees, as applicable (that have complied with any applicable requirements of this Section 7.B), are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any of Subscriber’s officers or directors, or any affiliates or family members of any of Subscriber’s officers or directors, any partners of Samos Energy Acquisition Sponsor LP, a Delaware limited partnership (the “Sponsor”) or their affiliates, or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the laws of the state of Delaware or the Subscriber’s organizational documents upon dissolution of the Subscriber; (vi) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (vii) in the event of the Company’s liquidation prior to the completion of an initial business combination; or (viii) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of an initial business combination; provided, however, that, in the case of clauses (i) through (vi), permitted transferees must enter into a written agreement agreeing to be bound by the transfer restrictions set forth in this Section 7.

C. In addition to the restrictions on transfer described in Section 7.A, Subscriber acknowledges and agrees that the Private Placement Warrants and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the commencement of sales in the Public Offering, subject to FINRA Rule 5110(e)(2). Additionally, the Private Placement Warrants and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period except to any underwriter or selected dealer participating in the Public Offering and the officers or partners, registered persons or affiliates of the Subscriber and any such participating underwriter or selected dealer. Additionally, the Private Placement Warrants and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales in the Public Offering.

Section 8. Waiver of Liquidation Distributions. In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the trust account maintained by the Company (the “Trust Account”) with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates a business combination, (ii) in connection with any tender offer conducted by the Company prior to a business combination, (iii) upon the Company’s redemption of Ordinary Shares included in the Units sold in the Company’s Public Offering upon the Company’s failure to complete a business combination within the period provided for in the Memorandum and Articles, or (iv) in connection with a shareholder vote to approve an amendment to the Company’s Memorandum and Articles not for the purposes of approving, or in conjunction with the consummation of, a business combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a business combination or to redeem 100% of the Ordinary Shares included in the Units sold in the Company’s Public Offering if the Company has not consummated a business combination within the period provided for in the Memorandum and Articles or (B) with respect to any other material provisions relating to the right of holders of Ordinary Shares or pre-business combination activity. In the event that the Subscriber purchases Ordinary Shares as part of the Units in the Public Offering or in the aftermarket, any additional Ordinary Shares so purchased shall be eligible to receive the redemption value of such Ordinary Shares upon the same terms offered to all other purchasers of Ordinary Shares included as part of the Units in the Public Offering. Nothing herein shall preclude the Subscriber from making any claim or seeking recourse against the Company’s funds held outside of the Trust Account or seeking to enforce the terms of the underwriting agreement entered into in connection with the Public Offering.

Section 9. Termination. This Agreement may be terminated at any time after December 31, 2026 upon the election by either the Company or the Subscriber upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 10. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 11. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 12. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Subscriber to affiliates thereof (including, without limitation, one or more of the Subscriber’s partners).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

SAMOS ENERGY ACQUISITION CORPORATION

By:	/s/ Jacques Tohme
Name:	Jacques Tohme
Title:	Chief Executive Officer and Director

Signature Page to
Private Placement Warrants Purchase Agreement (Cantor)

SUBSCRIBER:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly

Signature Page to
Private Placement Warrants Purchase Agreement (Cantor)

Exhibit A

Name	Number of Private Placement Warrants	Purchase Price
Cantor Fitzgerald & Co.	2,000,000	$2,000,000